Exhibit  23.2

Kramer, Weisman and Associates, LLP

                                [FIRM LETTERHEAD]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Form S-8, of our report dated March 14, 2008 included in the annual report on Form 10-KSB of Union Dental Holding Company, Inc. for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 and to the reference to our firm under the caption "Experts" in the document.


/s/ Kramer, Weisman and Associates, LLP
Kramer, Weisman and Associates, LLP


Davie,  Florida